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                                [WF&G Letterhead]

February 11, 1997

Warburg, Pincus Intermediate
 Maturity Government Fund, Inc.
466 Lexington Avenue
New York, New York 10017

Re:     Post-Effective Amendment No. 9 to Registration
        Statement (Securities Act File No. 33-22817;
        Investment Company Act File No.  811-5600
        (the "Registration Statement"))
        -----------------------------------------------


Ladies and Gentlemen:

You have requested that we, as counsel to the Warburg, Pincus Intermediate Maturity Government Fund, Inc. (the "Fund"), render an opinion in connection with the filing by the Fund of Post-Effective Amendment No. 9 to the Registration Statement (the "Amendment") in which you intend to register under the Securities Act of 1933, as amended (the "1933 Act"), 762,411 shares of common stock of the Fund, par value $.001 per share (the "Shares").

We have examined the Fund's Articles of Incorporation, its By-Laws, resolutions adopted by its Board of Directors, and other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

On the basis of the foregoing, and assuming compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities, and assuming further that all of the Shares will be sold at a sales price in each case in excess of the par value of the Shares, we are of the opinion that such Shares, when duly sold, issued and paid for as contemplated by the Prospectuses and Statement of Additional Information included in the Amendment, will be validly and legally issued, fully paid and non-assessable by the Fund.



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Warburg, Pincus Intermediate
 Maturity Government Fund, Inc.
February 11, 1997
Page 2


We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Amendment.

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Maryland, and to the extent that any opinion expressed herein involves the law of Maryland, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of that state, and where applicable, published cases, rules or regulations of regulatory bodies of that state.

Very truly yours,

WILLKIE FARR & GALLAGHER

By: /s/ Rose F. DiMartino
    -------------------------
         A Member of the Firm


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